Exhibit 99.1

December 11, 2024
For 6:00 a.m. ET Release

Lowe’s Unveils 2025 Total Home Strategy to Drive Long-Term Growth and Market Share

Updates Long-Term Financial Targets

MOORESVILLE, N.C., Dec. 11, 2024 – Lowe’s Companies, Inc. (NYSE: LOW) is hosting its 2024 Analyst and Investor Conference today to provide an update on its key growth and productivity initiatives and near-term and long-term financial targets. A live video webcast will be available on ir.lowes.com beginning at 8 a.m. Eastern time.

“As we look ahead to the expected recovery in home improvement, we are making investments to position the company for long-term growth. We are evolving our Total Home strategy to help solve our customers’ total home improvement needs with more value and exceptional service,” said Marvin R. Ellison, Lowe's chairman, president and CEO. “By leveraging leading technology solutions, we’re creating a best-in-class omnichannel shopping experience for all generations of homeowners. At the same time, we’re building on our momentum with Pros now that we’ve reached 30% Pro penetration.”

Lowe’s 2025 Total Home Strategy spans five growth initiatives:

•Drive Pro Penetration

•Accelerate Online Sales

•Expand Home Services

•Create a Loyalty Ecosystem

•Increase Space Productivity

To support these Total Home initiatives, the company is announcing:

New AI Framework to Enhance Customer Experience and Drive Productivity
The company has developed a framework to harness the new power of generative AI through a standardized development process, designed to enhance the customer experience and unlock productivity. With a robust AI platform, the company has the agility needed to create innovative solutions alongside many of the leading tech platforms, including NVIDIA, OpenAI and Palantir.

Leveraging the experience gained from its success with early AI models that power its online search and product recommendations, sourcing engines and demand planning tools, the company is now piloting new solutions to empower frontline associates to better serve customers and improve the in-store shopping experience.

Launches First Product Marketplace in U.S. Home Improvement Industry
The company expanded its online assortment with the initial launch of the first product marketplace in the U.S Home Improvement industry. It is working with both new sellers and existing suppliers to offer their full product catalogs, including products across price points to better serve both value-oriented and more affluent consumers.

This allows the company to offer a wider selection of products without carrying the inventory, managing pricing or investing in new online fulfillment centers. The new marketplace will further position Lowe’s as a one-stop shop where customers can get everything they need for their home.

Relaunches Pro Loyalty Program as MyLowe’s Pro Rewards
In early 2025, the company is relaunching its Pro loyalty program as MyLowe’s Pro Rewards, designed specifically for the small-to-medium Pro. The new program will be more intuitive to use, making it easier and faster for Pros to earn rewards and redeem them. Additionally, Pro customers who shop with their MyLowe’s Pro Rewards Credit Card will save 5% every day on eligible purchases.

The company is bringing its DIY and Pro loyalty programs into one ecosystem, under a single currency, to create a simple yet compelling value proposition for these different customers. Whether it’s a Pro customer who shops multiple times per week or a homeowner who shops a handful of times per year, they’ll be confident that Lowe’s is making it easy for them to save time and money.

Launches Pro Extended Aisle to Expand Jobsite Delivery
Through a direct interface with supplier systems, the company is creating a seamless solution for large, special Pro orders. Lowe’s sales associates will have instant access to an expanded digital catalog, including inventory availability, pricing and supplier services like jobsite and rooftop delivery. With this expedited quoting process, the company expects to improve its close rate on larger orders, capturing more planned Pro spend, while relying on large suppliers to execute job site delivery.

New Store Growth
To fuel long-term growth, expand its footprint and attract new DIY and Pro customers to the brand, Lowe’s plans to open 10-15 stores per year over the next several years in fast-growing markets in the U.S. In planning this next phase of store expansion, the company will build on the success of its recent new store openings, while also leveraging its enhanced space productivity initiatives. With these new stores, the company expects to strengthen its brand position, build its customer base and drive incremental sales and return on invested capital.

Extends Rural Offering to 150 More Stores, Bringing Rural Store Count to Nearly 500
To better serve customers living in rural communities, Lowe’s is planning to extend its rural assortments to 150 more stores, bringing everything needed for farm and home under one roof. Within a convenient shopping experience, customers can expect to find more options in categories such as pet, workwear, automotive supplies and utility vehicles. Given the challenges rural customers often face driving long distances to shop, Lowe’s is offering greater convenience with these expanded assortments coupled with a full array of home improvement products.

Financial update
The company is providing scenario planning details for its 2025 financial performance to offer increased transparency in a macroeconomic environment that remains uncertain. It will also outline the next set of enterprise-wide Perpetual Productivity Improvement or PPI initiatives, which are expected to generate approximately $1 billion in annual cost savings.

The company remains committed to its best-in-class capital allocation strategy, centered around investing in its strategic growth imperatives, enhancing returns and delivering sustainable shareholder value.

Lowe’s Business Outlook

The company is affirming its outlook for full year 2024.

Adjusted operating income, adjusted operating margin, adjusted effective income tax rate and adjusted diluted EPS are non-GAAP financial measures that exclude the gains associated with the 2022 sale of the Canadian retail business, recorded in the second and third quarter. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items (which may be significant) without unreasonable effort, including timing of adjustments associated with the sale of the Canadian retail business.

Full Year 2024 Outlook
•Total sales of $83.0 to $83.5 billion
•Comparable sales expected to be down -3.0% to -3.5% as compared to prior year
•Adjusted operating income as a percentage of sales (adjusted operating margin) of 12.3% to 12.4%
•Net interest expense of approximately $1.3 billion
•Adjusted effective income tax rate of approximately 24.5%
•Adjusted diluted earnings per share of approximately $11.80 to $11.90
•Capital expenditures of approximately $2 billion

The presentation for today’s event, including the company’s near-term and long-term financial targets, is currently available on ir.lowes.com. A replay of today’s event, including the accompanying presentation, will be archived there as well.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2023 sales of more than $86 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com